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                                                              Exhibit 10(lxxxix)



                                AMENDMENT NO. 1
                                     TO THE
                       HYSTER-YALE UNFUNDED BENEFIT PLAN


          Hyster Company hereby adopts this Amendment No. 1 to the Hyster-Yale Unfunded Benefit Plan (the "Plan") effective January 1, 1994. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined.


                                   SECTION 1

          The Preamble to the Plan is hereby amended in its entirety to read as follows:

          "NACCO Materials Handling Group, Inc. (successor to Hyster Company) does hereby establish the NACCO Materials Handling Group, Inc. Unfunded Benefit Plan on the terms and conditions described hereinafter:"


                                   SECTION 2

          Section 1.2 of the Plan is hereby amended in its entirety to read as follows:

          "SECTION 1.2. PURPOSE OF THE PLAN. The purpose of this Plan is to provide for certain Employees of the Employers benefits they would have received under the Qualified Plans but for (a) the dollar limit on Compensation taken into account under the Qualified Plans as a result of Section 401(a)(17) of the Code, and (b) the limitations imposed under Section 415 of the Code.
The Plan represents the continuation by amendment, restatement and transfer of sponsorship of the Prior Plan."


                                   SECTION 3

          Sections 2.3, 2.8, 2.10, 2.11, 3.1, 3.2, and 7.3 of the Plan are
hereby amended by replacing the phrase "Hyster-Yale" with the phrase "NACCO Materials Handling Group, Inc." each time it appears in such Sections.


                                   SECTION 4

          Section 2.4 of the Plan is hereby amended by replacing the term "Hyster Company" with the term "NACCO Materials Handling Group, Inc." each time it appears therein.
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                                   SECTION 5

          Section 2.5 of the Plan is hereby amended in its entirety to read as follows:

          "SECTION 2.5. EMPLOYER shall mean the Company and NACCO Industries, Inc."


                                   SECTION 6

          The first sentence of Section 2.7 of the Plan is hereby amended in its entirety to read as follows:

          "PARTICIPANT shall mean a Participant in one of the Qualified Plans who is an Employee of an Employer on or after the Effective Date and whose benefit under such Qualified Plan is limited by the application of Section 401(a)(17) or 415 of the Code."


                                   SECTION 7

          The second sentence of Section 2.7 of the Plan is hereby amended by deleting the phrase "of Yale" therefrom.


                                   SECTION 8

          Section 2.12 of the Plan is hereby deleted in its entirety.


          EXECUTED this          day of                  , 1993.
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                                       HYSTER COMPANY


                                       By
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                                            Title:





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